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                                                                    EXHIBIT 10.8

                           MEMORANDUM OF UNDERSTANDING

      This MEMORANDUM OF UNDERSTANDING is entered into as of the _____ day of September, 2001 (the "Effective Date"), by and between BPI LIQUIDATION CORP. ("BPI") and CHEMTRUSION, INC. ("Chemtrusion"), a Delaware corporation.

      WHEREAS, on September __, 2001, the Board of Directors of Chemtrusion approved and declared a dividend to BPI (as defined below) effective as of the date hereof, of the Distributed Amount (as defined below); and

      WHEREAS, the parties hereto wish to acknowledge their understanding regarding the Distributed Amount and agree to and clarify the procedures to be utilized to effectuate payment of the Distributed Amount.

      NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    Payment of the Management Fee.

      (a) As of September __, 2001, Chemtrusion distributed to BPI the right to receive the Distributed Amount (as defined below). BPI shall hold all right, title and interest in the Distributed Amount from and after the date hereof. For purposes of this Agreement, the Distributed Amount shall mean for each calendar year prior to January 1, 2007, such amount of the "Management Fee," as defined in the "Definitive Agreement" (as hereinafter defined) as equals the following amount:

      (i) for the calendar year 2001, 50% of the Management Fee up to $150,000 plus the Supplemental Amount; and

      (ii) for each subsequent calendar year through and including December 31, 2006 only, 50% of the Management Fee up to an amount equal to: the sum of (a) $400,000.00, plus (b) the Supplemental Amount (as defined below), if any (the sum of $150,000 plus the Supplemental Amount for the year 2001 and the sum of $400,000 plus the Supplemental Amount for each year thereafter is referred to as the "Maximum Annual Amount").

The term "Definitive Agreement" shall refer to that certain agreement for Compounding Services, dated as of January 26, 1996, between Mytex Polymers and Chemtrusion, as such agreement has been or may hereafter be amended. The term "Supplemental Amount" means for any calendar year or portion thereof the sum of the "Monthly Supplemental Amounts" for such calendar year or portion thereof; the term "Monthly Supplemental Amount" shall mean for a particular month, the product of (x) $33,333.33, times (y) the percentage amount, if any, by which the annual Fixed Fee (as defined in the Definitive Agreement) in effect on the first
(1st) day of such month exceeds $1,035,000.00. Chemtrusion shall timely calculate and provide to BPI the Monthly Supplemental Amount in effect on the first day of each calendar month prior to December 31, 2006, and shall also promptly, but in no event more than two (2) business days
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after the invoice is delivered to Mytex, provide copies of all monthly invoices for the Management Fee delivered to Mytex. In addition, Chemtrusion shall promptly provide notice to InterSystems, Inc., a Delaware corporation ("InterSystems") of the construction completion date for each new facility or line installed at the Plant (as defined in the Definitive Agreement) pursuant to
Article XII of the Definitive Agreement prior to December 31, 2006. Payments to BPI of the Distributed Amount shall be made within four (4) business days following receipt of a payment of the monthly Management Fee and receipt by Southwest Bank of Texas, N.A. ("Southwest Bank") of a Disbursement Request, as contemplated by 1(c) below (the "Payment Date"), all in accordance with the procedures set forth in Paragraphs 1(b) and 1(c). For purposes of determining the amount to which BPI is entitled to be paid, the Supplemental Amount shall be calculated for the months in the applicable calendar year through the date of payment. To the extent less than the Maximum Annual Amount has been paid to BPI with respect to any particular calendar year together with the sum of any deficiency with respect to Maximum Annual Amount payments that has been carried over from prior years, such amount shall be added to the Distributed Amount for the next succeeding year. In the event BPI is not paid the entire monthly amount to which it is entitled hereunder, as applicable, interest at a rate equal to the lesser of (i) fifteen percent (15%) per annum or (ii) the highest lawful rate shall accrue on the unpaid portion of such amount from the Due Date (as hereinafter defined) until paid and BPI shall be permitted to pursue its available remedies. For purposes of this Section 1(a), "Due Date" shall mean (i) the Payment Date or (ii) four business days after a Misdirection Event and a "Misdirection Event" shall mean (a) Chemtrusion, for any reason, causes Mytex to make the payments referred to in Section 1(b) to any location other than directly to the Trust Account at Southwest Bank without the written consent of BPI or its successors or assigns and such payment is received by Chemtrusion or its Affiliates and not promptly remitted to such Trust Account; or (b) for any reason Mytex fails to make a payment constituting part of the Distributed Amount to such Trust Account, and such payment is received by Chemtrusion or its Affiliates and not promptly remitted to such Trust Account.

      (b) In order to effectuate such payments, all payments of the Management Fee shall be paid to a Trust Account maintained at the Southwest Bank and distributed in accordance with Paragraph 1(c) and the Escrow Agreement to be executed among BPI, Chemtrusion and Southwest Bank. Chemtrusion shall as soon as practicable after the date hereof, but in no event later than October 1, 2001 notify Mytex to make such payments to such account, pursuant to a Payment Notice in the form annexed hereto as Exhibit A, which instructions shall not be modified without BPI's prior written consent. Chemtrusion and BPI agree that fees directly attributable to the Trust Account will be paid 50% by Chemtrusion and 50% by BPI. The parties agree that such fees will be deducted from the amounts distributable to the applicable party in connection with calculating the Disbursement Calculation (as hereinafter defined).

      (c) Pursuant to the terms of the Escrow Agreement, Chemtrusion and BPI shall provide monthly joint written instructions to Southwest Bank in the form of a Disbursement Request setting forth the amount of the Distributed Amount and the amount to be disbursed to Chemtrusion ("Disbursement Calculation"). Chemtrusion shall calculate the Distributed Amount and complete a Disbursement Request contemporaneously with calculating and preparing the monthly invoice of the Management Fee pursuant to Paragraph 1(a). Chemtrusion will deliver a completed and executed Disbursement Request to BPI at the same time it delivers a copy of such invoice. In the event BPI agrees with the Disbursement Calculation, BPI shall execute and


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deliver to Southwest Bank (with a copy to Chemtrusion) such Disbursement Request in the form received from Chemtrusion. In the event BPI identifies any errors with or otherwise disputes the Disbursement Calculation, BPI shall promptly, but in no event more than 5 business days after receipt of the proposed Disbursement Request, notify Chemtrusion of its disagreement specifically setting forth the reason for such dispute and setting forth BPI's Disbursement Calculation ("Notice"). Chemtrusion and BPI will use commercially reasonable good faith efforts to resolve any dispute and agree on the Disbursement Calculation, including to the extent practicable, causing Scott E. Owens and Walter M. Craig to meet and negotiate any disputes. In the event BPI unreasonably withholds or fails to deliver the Disbursement Request to Southwest Bank within five (5) business days of receipt from Chemtrusion (the "Delivery Date"), BPI shall pay a "Delay Fee" (as hereinafter defined). The Delay Fee shall be equal to an amount determined by accruing "interest" on the amount to be disbursed to Chemtrusion at a rate of 15% per annum from the Delivery Date. In the event the parties do not agree on the Disbursement Calculation, such dispute shall be settled by arbitration before a single arbitrator to be selected by mutual agreement of the parties or if the parties cannot agree in twenty days after Notice, by the American Arbitration Association ("AAA") as arbitrator. The arbitration hearing shall be commenced within thirty (30) days following the date of delivery of Notice to Chemtrusion. The arbitration shall be conducted in Houston, Texas, in accordance with the commercial arbitration rules for expedited dispute resolution promulgated by AAA notwithstanding any threshold or value limitations contained therein, and each party shall retain the right to cross-examine the opposing party's witnesses, either through legal counsel, expert witnesses or both. The decision of the arbitrator shall be final, binding and conclusive on all parties (without any right of appeal therefrom) and shall not be subject to judicial review. As part of his decision, the arbitrator may allocate the cost of arbitration, including fee of attorneys and experts, as he or she deems fair and equitable in light of all relevant circumstances. The arbitrator shall deliver an order to Southwest Bank setting forth his decision and directing Southwest Bank to deliver the funds in the Escrow Account to the parties as directed by such arbitrator. Judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction. The amount actually disbursed by Southwest Bank shall be equal to the amounts set forth in the Disbursement Calculation or as ordered by the arbitrator, plus the respective parties' pro rata portion of any interest accrued and paid on such amount based on their respective portion of the disbursed amounts.

      (d) BPI shall have the right to audit the books and records of Chemtrusion insofar as such books and records relate to the calculation and payment of the Distributed Amount herein; provided, however, any audit shall be performed at BPI's sole cost (unless as a result of such audit it is determined by BPI and agreed by Chemtrusion that BPI was not paid at least 95% of the amount to which it is entitled, in which case the costs, expenses and fees related to such audit shall be borne by Chemtrusion and Chemtrusion shall promptly reimburse BPI for any amounts it has expended with respect thereto) and conducted at Chemtrusion's principal office during normal business hours not more than two (2) years after the due date of the payment in question. In the event any such audit or investigation by BPI determines or reflects that BPI has not been paid the entire sum of the Distributed Amount to which it is entitled, Chemtrusion shall be responsible for the payment of the portion of the Distributed Amount not so paid, together with interest at the rate stated in paragraph 1(a) above from the date such payment was due.


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      (e) Chemtrusion agrees to provide to BPI a copy of any notice of Default or termination given by it or Mytex, whether such notice is provided pursuant to
Section 9.2 or Section 15.6 of the Definitive Agreement.

      (f) Chemtrusion agrees that during the period from the Effective Date until December 31, 2006, (i) neither the structure nor substance of the Management Fee, including, without limitation, the Fixed Fee (as defined in the Definitive Agreement) or any component thereof or the payment terms with respect thereto shall be amended or adjusted in a manner that is adverse to BPI, without the prior written consent of BPI, (ii) unless otherwise agreed to by BPI, Chemtrusion's management or incentive fees relating to each new facility or line installed at the Plant (as such term is defined in the Definitive Agreement) prior to December 31, 2006 shall be based upon the structure and substance of the Supplier Management Fee (including the Fixed Fee and each component thereof) currently set forth in the Definitive Agreement, and (iii) any new facility or line used for the compounding of products for Mytex or any of its affiliates for the primary benefit of Mytex or its Subsidiaries that is constructed or installed within a twenty mile radius of 1403 Port Road, Jeffersonville, Indiana and in which Chemtrusion or any of its affiliates have any interest shall be deemed to be part of the Plant. For purposes of this Agreement, "Subsidiary" shall mean any entity of which Mytex owns 40% or more of its outstanding voting securities or, in the case where it does not have voting securities, 40% or more of its outstanding equity interests.

      2. Grant of Security Interest. Notwithstanding anything to the contrary contained herein, for the purposes of providing additional protection of BPI's ownership interest in the Distributed Amount, and without in any way abrogating or implying a diminution of BPI's absolute ownership interest in the Distributed Amount, Chemtrusion hereby grants to BPI a security interest under the applicable uniform commercial code in the Distributed Amount and any interest actually accrued and received thereon in the Account referenced in Section 1(b) above, if, and to the extent, any amount constituting the Distributed Amount is contained therein. This Memorandum of Understanding is intended to constitute a security agreement under the applicable uniform commercial code. Chemtrusion agrees to enter into the Subordination and Account Control Agreement and to execute any financing statement as may be necessary, in the reasonable opinion of BPI to establish and perfect the security interest granted above. The security interest granted pursuant to this Section 2 shall automatically terminate upon all Distributed Amounts being received by BPI or BPI having no further rights to receive any amount under this Memorandum of Understanding, and as soon as practicable after such date, BPI and its successors and assigns agrees to undertake such additional action and execute such other documents as may be necessary, in the reasonable opinion of Chemtrusion, to release or terminate the security interest granted above.

      3. Complete Agreement. This Memorandum, together with the Exhibits hereto, is the complete and exclusive agreement between the parties with respect to the subject matter hereof, and supercedes any related prior agreements, whether oral or written.

      4. Choice of Law. This Memorandum shall be construed and enforced under the laws of the State of Texas, except for any rule of such laws which would make the law of any other jurisdiction applicable.


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      5. Expenses. In the event BPI is not timely paid all or any portion of the
Distributed Amount to which it is entitled, or any breach of this Agreement by Chemtrusion hereunder, BPI shall be entitled to be paid its costs and expenses (including, without limitation, reasonable attorneys' fees) of enforcing Chemtrusion's obligations hereunder and obtaining payment of the Distributed Amount.

      6. Assignment; Binding Effect. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and each of their respective successors and assigns.

      IN WITNESS WHEREOF, the parties hereto have executed this Memorandum of Understanding to be effective as of the Effective Date.


                                          CHEMTRUSION, INC.


                                          By:
                                             -----------------------------------
                                             Scott E. Owens, President


                                          BPI LIQUIDATION CORP.


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

The undersigned hereby consents to, acknowledges and accepts the understanding set forth above effective as of this ______ day of September, 2001.

INTERSYSTEMS, INC.


By:
   -----------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------


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                                    EXHIBIT A

                                 PAYMENT NOTICE

Mytex Polymers
[Insert Address]

Ladies and Gentlemen:

      Until further written notice, Mytex Polymers is directed to pay the Management Fee due Chemtrusion, Inc. pursuant to that certain Definitive Agreement for Compounding Services dated as of January 26, 1996 (as heretofore or hereafter amended from time to time, the "Definitive Agreement"), between Chemtrusion, Inc. and Mytex Polymers by wire transfer in immediately available funds, to the following account maintained in Chemtrusion, Inc.'s name and federal identification number at Southwest Bank, N.A.:


Sincerely,